Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fathom Holdings Inc.

Cary, North Carolina

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-259478) and Form S-8 (No. 248234) of Fathom Holdings Inc. of our report dated March 24, 2021, except for the reclassifications discussed in Note 2 as to which the date is March 9, 2022, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

Raleigh, North Carolina
March 9, 2022